Exhibit 99.1

First Security Group Announces Earnings

Bank Well Positioned -- Capital Strong, Deposit Growth Solid

CHATTANOOGA, Tenn.--(BUSINESS WIRE)--April 23, 2009--First Security Group, Inc. (Nasdaq: FSGI), today reported a net loss available to common shareholders of $1.3 million, or $0.08 for the first quarter of 2009, compared to the net loss available to common shareholders of $3.3 million, or $0.21 for the fourth quarter of 2008. In addition to narrowing the loss, First Security improved its linked quarter core earnings on a pre-tax, pre-provision basis by $303 thousand, or 10.4 percent, to $3.2 million. Core earnings consist of revenue and non-interest expense.

First Security maintained an elevated provision for loan and lease losses in recognition of the recession and its effect on consumers, businesses and real estate builders and developers. The provision for the first quarter of 2009 was $5.0 million, compared to $8.7 million in the fourth quarter of 2008, and $1.2 million in the first quarter of 2008.

Highlights of the quarter’s performance included:

  Capital: First Security’s tangible equity ratio improved from 9.20 percent at December 31, 2008, to 11.69 percent at March 31, 2009, as a result of a $33 million preferred stock capital investment from the U.S. Treasury in January 2009. First Security remains firmly above the industry threshold for well-capitalized banks.
  Allowance for Loan and Lease Losses: First Security strengthened its allowance from 1.72 percent of total loans and leases to 2.02 percent, as of December 31, 2008, and March 31, 2009, respectively, through provision building.
  Deposits: First Security’s pure deposits, which exclude all certificates of deposit and brokered deposits, increased in the linked quarter by $20.1 million, or 5.5 percent, to $382.8 million, or 35.9 percent of its total deposits. The increase is a result of First Security's focus on in-market deposit growth.

“Certainly, the economic downturn has affected our market, and, as with most banks, we are facing credit headwinds. As a result, we have continued our aggressive approach to identify and resolve problem credits,” said Rodger B. Holley, Chairman, CEO and President of First Security. “We remain confident that our relationship-based, diversified-revenue, business model of community banking continues to position us for future success as demonstrated by our improved core earnings.”

For the first quarter of 2009, net interest income declined by 11.1 percent, or $1.3 million, compared to the first quarter of 2008. First Security’s net interest margin was negatively affected by the Federal Reserve’s interest rate reductions over the past twelve months, which reduced interest on floating rate loans faster than deposits.

Non-interest income for the first quarter of 2009 declined by $503 thousand, or 17.0 percent, to $2.5 million compared to the same period in 2008. The year-over-year difference was primarily due to lower NSF and mortgage origination fees.

Consistent with First Security’s focus on controlling expenses, non-interest expense declined to $9.5 million in the first quarter of 2009, a reduction of 6.0 percent compared to the same quarter of 2008; this year-over-year decline was due to lower personnel and general operating expenses. The number of full-time equivalent employees declined to 361 as of March 31, 2009, from 366 a year ago.

First Security continues to employ a proactive and aggressive approach to managing credit issues resulting from the economic downturn. The allowance for loan and lease losses to total loans increased by $2.6 million to 2.02 percent at March 31, 2009, from 1.72 percent at December 31, 2008, and from 1.16 percent at March 31, 2008, primarily as a result of increased provisioning.

Net loan charge-offs totaled $2.3 million, or 0.94 percent (annualized) of average total loans in the first quarter of 2009, an improvement from $4.6 million, or 1.82 percent (annualized), in the prior quarter. As of March 31, 2009, the level of non-performing assets to total assets was 3.13 percent, up from 2.14 percent in the fourth quarter of 2008. Non-performing assets plus 90-day delinquencies to total assets at the end of the first quarter 2009 was 3.55 percent, compared to 2.35 percent in the previous quarter.

The U.S. Treasury’s preferred stock investment of $33 million has enhanced First Security’s ability to fund prudent loans to creditworthy borrowers within the communities that First Security serves. Since receiving the investment on January 9, 2009, First Security has funded approximately $23.7 million in new loans and approximately $95.0 million in renewed loans, and has extended commitments to lend an additional $31.3 million under new loan agreements. Overall, First Security’s ability to fund loans is greater than it would be without the Treasury’s investment.

Loan balances have grown to $992.6 million on March 31, 2009, from $977.4 million a year ago. Compared to December 31, 2008, loan balances declined $18.9 million, or 1.9 percent. The quarterly change was led by declines in commercial real estate (CRE) of $10.5 million, or 4.3 percent, consumer loans of $7.0 million, or 11.2 percent, and construction and development (C&D) loans of $4.0 million, or 2.1 percent. From fourth quarter 2008 to first quarter 2009, commercial and industrial (C&I) loans increased by $4.6 million, or 2.9 percent, and multi-family loans increased by $1.9 million, or 8.3 percent.

First Security’s loan portfolio is primarily within its footprint and is well diversified with 29.6 percent in 1-4 family residential, 23.8 percent in CRE, 19.2 percent in C&D and 16.4 percent in C&I loans.

At March 31, 2009, total deposits were $1.1 billion, an increase of $130.9 million, or 14.0 percent, compared to a year ago. Pure deposits, which exclude all certificates of deposit and all brokered deposits, totaled $382.8 million in the first quarter of 2009. Pure deposits increased by $15.6 million, or 4.2 percent, compared to the first quarter of 2008, and by $20.1 million, or 5.5 percent, compared to the fourth quarter of 2008.

First Security continues to maintain capital levels exceeding those for well-capitalized banks and bank holding companies under applicable regulatory guidelines. The tangible equity to tangible assets ratio as of March 31, 2009, was 11.69 percent, and at December 31, 2008, the ratio was 9.20 percent. Total stockholders’ equity at March 31, 2009, was $175.0 million.

The Board of Directors of First Security has declared a quarterly cash dividend of $0.01 per common share, a reduction of $0.04. The dividend is payable on June 16, 2009, to shareholders of record at the close of business on June 1, 2009. The dividend reduction will enable First Security to retain an additional $2.6 million in common equity annually, further enhancing the company’s strong capital and liquidity positions.

“While our capital remains strong, the precautionary decision to reduce our dividend strengthens the balance sheet by preserving capital in the event that the recession and the challenges facing the banking industry are prolonged,” said Mr. Holley. “Our goal of maintaining a solid capital position allows us to emerge with strength from the recession. This proactive approach is in the best interest of shareholders and is consistent with our long-term view for the company.”

“Our shareholders should be assured that we plan to return the dividend to a normalized rate once the environment has stabilized.” Mr. Holley concluded, “By all industry measures, our balance sheet is strong; we are well-capitalized and have money to lend.”

Web Cast and Conference Call Information

First Security's executive management team will host a conference call and simultaneous web cast on Thursday, April 23, 2009, at 3:00 PM Eastern Daylight Time to discuss first quarter results. The web cast can be accessed live on First Security's website, www.FSGBank.com, on the Corporate Information/Investor Relations page. A replay will be available approximately two hours after the live conference call ends, and will be archived on First Security's website for one month.

About First Security Group, Inc.

First Security Group, Inc. is a bank holding company headquartered in Chattanooga, Tennessee with $1.3 billion in assets. Founded in 1999, First Security's community bank subsidiary, FSGBank, N.A., has 38 full-service banking offices along the interstate corridors of eastern and middle Tennessee and northern Georgia. In Dalton, Georgia, FSGBank operates under the name of Dalton Whitfield Bank; along the Interstate 40 corridor in Tennessee, FSGBank operates under the name of Jackson Bank & Trust. FSGBank provides retail and commercial banking services, trust and investment management, mortgage banking, financial planning, internet banking (www.FSGBank.com) and equipment leasing through its wholly-owned subsidiaries, Kenesaw Leasing and J & S Leasing.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles in the United States of America (GAAP). First Security's management uses these “non-GAAP” measures in its analysis of First Security's performance. Non-GAAP measures typically adjust GAAP performance measures to exclude the effects of charges, expenses and gains related to the consummation of mergers and acquisitions, and costs related to the integration of merged entities. These non-GAAP measures may also exclude other significant gains, losses or expenses that are unusual in nature and not expected to recur. Since these items and their impact on First Security's performance are difficult to predict, management believes presentations of financial measures excluding the impact of these items provide useful supplemental information that is important for a proper understanding of the operating results of First Security's core business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward-Looking Statements

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by First Security with the Securities and Exchange Commission. First Security undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

Public companies, from time to time, become aware of rumors concerning their business. Investors are cautioned that in this age of instant communication and internet access, it may be important to avoid relying on rumors and unsubstantiated information. First Security complies with Federal and State law applicable to disclosure of information. Investors may be at significant risk in relying on unsubstantiated information from other sources.

First Security Group, Inc. and Subsidiary
Consolidated Balance Sheets
	March 31,	December 31,	March 31,
(in thousands, except share data)	2009	2008	2008
	(unaudited)		(unaudited)

ASSETS
Cash & Due from Banks	$19,174	$23,222	$34,518
Federal Funds Sold and Securities Purchased under Agreements to Resell	-	-	-
Cash and Cash Equivalents	19,174	23,222	34,518
Interest-Bearing Deposits in Banks	25,462	918	1,461
Securities Available-for-Sale	142,146	139,305	131,352
Loans Held for Sale	4,028	1,609	6,385
Loans	988,619	1,009,975	971,011
Total Loans	992,647	1,011,584	977,396
Less: Allowance for Loan and Lease Losses	20,028	17,385	11,313
	972,619	994,199	966,083
Premises and Equipment, net	33,686	33,808	34,273
Goodwill	27,156	27,156	27,156
Intangible Assets	2,269	2,404	2,975
Other Assets	51,873	55,215	49,851
TOTAL ASSETS	$1,274,385	$1,276,227	$1,247,669

LIABILITIES
Deposits
Noninterest-Bearing Demand	$149,372	$150,047	$162,996
Interest-Bearing Demand	63,953	61,402	68,963
Savings and Money Market Accounts	169,497	151,259	135,288
Certificates of Deposit of less than $100 thousand	243,746	249,978	253,812
Certificates of Deposit of $100 thousand or more	199,912	206,502	219,611
Brokered Deposits	239,915	257,098	94,848
Total Deposits	1,066,395	1,076,286	935,518
Federal Funds Purchased and Securities Sold under Agreements to Repurchase	21,226	40,036	51,382
Security Deposits	1,771	2,078	2,478
Other Borrowings	106	2,777	92,788
Other Liabilities	9,905	10,806	15,214
Total Liabilities	1,099,403	1,131,983	1,097,380
STOCKHOLDERS' EQUITY
Preferred Stock - no par value 10,000,000 authorized; 33,000 issued as of March 31, 2009; none issued as of December 31, 2008 and March 31, 2008	31,071	-	-
Common Stock - $.01 par value 50,000,000 shares authorized; 16,419,883 issued as of March 31, 2009; 16,419,883 issued as of December 31, 2008; 16,454,823 issued as of March 31, 2008	114	114	114
Paid-In Surplus	111,912	111,777	112,264
Common Stock Warrants	2,006	-	-
Unallocated ESOP Shares	(6,767)	(5,944)	(4,040)
Retained Earnings	30,326	32,387	35,702
Accumulated Other Comprehensive Income	6,320	5,910	6,249
Total Stockholders' Equity	174,982	144,244	150,289
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,274,385	$1,276,227	$1,247,669

First Security Group, Inc. and Subsidiary
Consolidated Income Statements
	Three Months Ended
	March 31,
(in thousands except per share amounts)	2009	2008
	(unaudited)	(unaudited)
INTEREST INCOME
Loans, including fees	$14,873	$18,603
Debt Securities - taxable	1,184	1,135
Debt Securities - non-taxable	404	398
Other	14	11
Total Interest Income	16,475	20,147

INTEREST EXPENSE
Interest-Bearing Demand Deposits	51	99
Savings Deposits and Money Market Accounts	472	638
Certificates of Deposit of less than $100 thousand	2,049	3,037
Certificates of Deposit of $100 thousand or more	1,760	2,714
Brokered Deposits	1,765	736
Other	141	1,408
Total Interest Expense	6,238	8,632

NET INTEREST INCOME	10,237	11,515
Provision for Loan and Lease Losses	4,993	1,178
NET INTEREST INCOME AFTER PROVISION FOR LOAN AND LEASE LOSSES	5,244	10,337

NON-INTEREST INCOME
Service Charges on Deposit Accounts	1,147	1,275
Other	1,304	1,679
Total Non-interest Income	2,451	2,954

NON-INTEREST EXPENSE
Salaries and Employee Benefits	5,357	5,757
Expense on Premises and Fixed Assets, net of rental income	1,520	1,684
Other	2,583	2,623
Total Non-interest Expense	9,460	10,064

(LOSS) INCOME BEFORE INCOME TAX (BENEFIT) PROVISION	(1,765)	3,227
Income Tax (Benefit) Provision	(913)	984
NET (LOSS) INCOME	(852)	2,243
Preferred Stock Dividends	371	-
Accretion on Preferred Stock Discount	77	-
NET (LOSS) INCOME AVAILABLE TO COMMON SHAREHOLDERS	$(1,300)	$2,243

NET (LOSS) INCOME PER COMMON SHARE:
Net Income Per Common Share - basic	$(0.08)	$0.14
Net Income Per Common Share - diluted	$(0.08)	$0.14
Dividends Declared Per Common Share	$0.05	$0.05

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
BASIC	15,573	16,144
DILUTED	15,573	16,334

First Security Group, Inc. and Subsidiary
Consolidated Financial Highlights
(unaudited)

	(in thousands, except per share amounts and full-time equivalent employees)

	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	Year-to-Date	Year-to-Date
	2009	2008	2008	2008	2008	March 31, 2009	March 31, 2008

Earnings:
Net interest income	$10,237	$10,600	$11,696	$11,416	$11,515	$10,237	$11,515
Provision for loan and lease losses	$4,993	$8,662	$3,960	$1,953	$1,178	$4,993	$1,178
Non-interest income	$2,451	$2,675	$3,057	$2,996	$2,954	$2,451	$2,954
Non-interest expense	$9,460	$10,350	$9,705	$10,263	$10,064	$9,460	$10,064
Dividends and accretion on preferred stock	$448	$-	$-	$-	$-	$448	$-
Net (loss) income available to common shareholders	$(1,300)	$(3,312)	$826	$1,604	$2,243	$(1,300)	$2,243

Per Share Data:
Net (loss) income available to common shareholders, basic	$(0.08)	$(0.21)	$0.05	$0.10	$0.14	$(0.08)	$0.14
Net (loss) income available to common shareholders, diluted	$(0.08)	$(0.21)	$0.05	$0.10	$0.14	$(0.08)	$0.14
Cash dividends declared on common shares	$0.05	$0.05	$0.05	$0.05	$0.05	$0.05	$0.05
Book value per common share	$8.76	$8.78	$9.05	$8.95	$9.13	$8.76	$9.13
Tangible book value per common share	$6.97	$6.98	$7.23	$7.13	$7.30	$6.97	$7.30

Performance Ratios:
Return on average assets	-0.40%	-1.04%	0.26%	0.51%	0.73%	-0.40%	0.73%
Return on average common equity	-3.57%	-8.98%	2.22%	4.30%	6.02%	-3.57%	6.02%
Return on average tangible assets	-0.41%	-1.06%	0.27%	0.52%	0.75%	-0.41%	0.75%
Return on average tangible common equity	-4.48%	-11.24%	2.78%	5.38%	7.55%	-4.48%	7.55%
Net interest margin, taxable equivalent	3.63%	3.74%	4.13%	4.12%	4.30%	3.63%	4.30%
Efficiency ratio	74.56%	77.97%	65.78%	71.21%	69.56%	74.56%	69.56%
Core efficiency ratio (1)	70.69%	68.98%	63.16%	68.61%	67.20%	70.69%	67.20%
Non-interest income to net interest income and non-interest income	19.32%	20.15%	20.72%	20.79%	20.42%	19.32%	20.42%

Capital & Liquidity:
Total equity to total assets	13.73%	11.30%	11.59%	11.56%	12.05%	13.73%	12.05%
Tangible equity to tangible assets	11.69%	9.20%	9.49%	9.43%	9.87%	11.69%	9.87%
Tangible common equity to tangible assets	9.20%	9.20%	9.49%	9.43%	9.87%	9.20%	9.87%
Total loans to total deposits	93.08%	93.99%	104.19%	105.92%	104.48%	93.08%	104.48%

Asset Quality:
Net charge-offs	$2,344	$4,606	$2,474	$1,405	$815	$2,344	$815
Net loans charged-off to average loans, annualized	0.94%	1.82%	0.98%	0.56%	0.34%	0.94%	0.34%
Non-accrual loans	$26,706	$18,453	$8,773	$6,845	$5,047	$26,706	$5,047
Other real estate owned	$11,309	$7,145	$5,561	$4,605	$3,510	$11,309	$3,510
Repossessed assets	$1,864	$1,680	$1,293	$1,539	$1,641	$1,864	$1,641
Non-performing assets (NPA)	$39,879	$27,278	$15,627	$12,989	$10,198	$39,879	$10,198
NPA to total assets	3.13%	2.14%	1.22%	1.02%	0.82%	3.13%	0.82%
Loans 90 days past due	$5,413	$2,706	$2,250	$785	$1,473	$5,413	$1,473
NPA + loans 90 days past due to total assets	3.55%	2.35%	1.39%	1.08%	0.94%	3.55%	0.94%
Allowance for loan and lease losses to total loans	2.02%	1.72%	1.31%	1.18%	1.16%	2.02%	1.16%
Allowance for loan and lease losses to NPA	50.22%	63.73%	85.33%	91.27%	110.93%	50.22%	110.93%

Period End Balances:
Loans	$992,647	$1,011,584	$1,017,467	$1,006,705	$977,396	$992,647	$977,396
Intangible assets	$29,425	$29,560	$29,748	$29,922	$30,131	$29,425	$30,131
Assets	$1,274,385	$1,276,227	$1,282,013	$1,270,752	$1,247,669	$1,274,385	$1,247,669
Deposits	$1,066,395	$1,076,286	$976,520	$950,461	$935,518	$1,066,395	$935,518
Common stockholders' equity	$143,911	$144,244	$148,531	$146,954	$150,289	$143,911	$150,289
Total stockholders' equity	$174,982	$144,244	$148,531	$146,954	$150,289	$174,982	$150,289
Common stock market capitalization	$55,335	$75,860	$120,194	$91,624	$149,411	$55,335	$149,411
Full-time equivalent employees	361	361	365	369	366	361	366
Common shares outstanding	16,420	16,420	16,420	16,420	16,455	16,420	16,455

Average Balances:
Loans	$999,954	$1,011,727	$1,011,609	$999,859	$966,004	$999,954	$966,004
Intangible assets	$29,498	$29,677	$29,830	$30,034	$30,256	$29,498	$30,256
Earning assets	$1,168,135	$1,150,799	$1,146,650	$1,135,027	$1,099,190	$1,168,135	$1,099,190
Assets	$1,286,371	$1,274,674	$1,275,353	$1,259,203	$1,224,678	$1,286,371	$1,224,678
Deposits	$1,075,316	$1,046,970	$950,473	$935,899	$893,838	$1,075,316	$893,838
Common stockholders' equity	$145,588	$147,499	$148,824	$149,316	$149,015	$145,588	$149,015
Total stockholders' equity	$172,815	$147,499	$148,824	$149,316	$149,015	$172,815	$149,015
Common shares outstanding, basic - wtd	15,573	15,817	16,065	16,052	16,144	15,573	16,144
Common shares outstanding, diluted - wtd	15,573	15,859	16,159	16,237	16,334	15,573	16,334

(1) In accordance with SNL Financial practice, the core efficiency ratio is calculated on a fully tax equivalent basis excluding certain non-cash items, such as amortization of intangibles, gains or losses on investment securities and gains, losses and write-downs on foreclosed and repossessed properties.

Non-GAAP Reconciliation Table

	(in thousands, except per share data)

	1st Quarter	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter	Year-to-Date	Year-to-Date
	2009	2008	2008	2008	2008	March 31, 2009	March 31, 2008

Return on average assets	-0.40%	-1.04%	0.26%	0.51%	0.73%	-0.40%	0.73%
Effect of intangible assets	-0.01%	-0.02%	0.01%	0.01%	0.02%	-0.01%	0.02%
Return on average tangible assets	-0.41%	-1.06%	0.27%	0.52%	0.75%	-0.41%	0.75%

Return on average common equity	-3.57%	-8.98%	2.22%	4.30%	6.02%	-3.57%	6.02%
Effect of intangible assets	-0.62%	-2.26%	0.56%	1.08%	1.53%	-0.62%	1.53%
Return on average common tangible equity	-4.48%	-11.24%	2.78%	5.38%	7.55%	-4.48%	7.55%

Total equity to total assets	13.73%	11.30%	11.59%	11.56%	12.05%	13.73%	12.05%
Effect of intangible assets	-2.04%	-2.10%	-2.10%	-2.13%	-2.18%	-2.04%	-2.18%
Tangible equity to tangible assets	11.69%	9.20%	9.49%	9.43%	9.87%	11.69%	9.87%

Efficiency ratio	74.56%	77.97%	65.78%	71.21%	69.56%	74.56%	69.56%
Effect of non-cash items	-2.57%	-7.74%	-1.62%	-1.49%	-1.27%	-2.57%	-1.27%
Effect of net interest income, tax equivalent adjustment	-1.30%	-1.25%	-1.00%	-1.11%	-1.09%	-1.30%	-1.09%
Core efficiency ratio	70.69%	68.98%	63.16%	68.61%	67.20%	70.69%	67.20%

Total stockholders' equity	$174,982	$144,244	$148,531	$146,954	$150,289	$174,982	$150,289
Effect of preferred stock	(31,071)	-	-	-	-	(31,071)	-
Common stockholders' equity	$143,911	$144,244	$148,531	$146,954	$150,289	$143,911	$150,289

Average total stockholders' equity	$172,815	$147,499	$148,824	$149,316	$149,015	$172,815	$149,015
Effect of average preferred stock	(27,227)	-	-	-	-	(27,227)	-
Average common stockholders' equity	$145,588	$147,499	$148,824	$149,316	$149,015	$145,588	$149,015

Book value per common share	$8.76	$8.78	$9.05	$8.95	$9.13	$8.76	$9.13
Effect of intangible assets	(1.80)	(1.80)	(1.82)	(1.82)	(1.83)	(1.80)	(1.83)
Tangible book value per common share	$6.97	$6.98	$7.23	$7.13	$7.30	$6.97	$7.30

Supplemental Data	(in thousands)

Allowance for loan and lease losses	$20,028	$17,385	$13,335	$11,855	$11,313	$20,028	$11,313
Net interest income, tax equivalent	$10,469	$10,841	$11,924	$11,646	$11,749	$10,469	$11,749
Amortization and impairment of intangibles	$135	$188	$175	$209	$225	$135	$225
(Gain)/Loss on sales of available-for-sale securities, net	$-	$-	$(146)	$-	$-	$-	$-
Gain on sales of foreclosed and repossessed property, leased equipment, premises and equipment and loans	$(70)	$(72)	$(169)	$(213)	$(97)	$(70)	$(97)
Losses on sales of foreclosed and repossessed property and premises and equipment	$59	$149	$158	$28	$14	$59	$14
Write-downs on foreclosed and repossessed property and other assets	$182	$740	$109	$126	$10	$182	$10
Mortgage loan and related fees	$242	$172	$335	$413	$523	$242	$523

CONTACT:
First Security Group, Inc.
Rodger B. Holley, Chairman, CEO & President, 423-308-2080
rholley@FSGBank.com
or
William L. (Chip) Lusk, Jr., EVP & CFO, 423-308-2070
clusk@FSGBank.com